Obalon Reports Record Preliminary, Unaudited Revenue for the Fourth Quarter and Full Year 2017
SAN DIEGO, CA January 5, 2018 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN) today reported that it achieved preliminary, unaudited revenue of approximately $3.9 million for the fourth quarter ended December 31, 2017, an estimated increase of approximately 400% over the fourth quarter of 2016. For the full year 2017, total preliminary, unaudited revenue is expected to be $10.1 million, an estimated increase of approximately 200% over 2016. These preliminary results are subject to completion of financial closing and the review procedures to be performed by its independent auditors, and final results may vary from these preliminary results as a result of those procedures.
Initial stocking order of the company’s 6-month duration Obalon balloon to its international distributor in the Middle East were shipped in both the third and fourth quarters of 2017. International revenue accounted for approximately 21% of unaudited preliminary revenue for the fourth quarter ended December 31, 2017. For the full year 2017, international revenue accounted for approximately 16% of total preliminary unaudited revenue.
“2017 was a transformational year for Obalon. The Obalon Balloon System was launched in the U.S. in January 2017 and we have continued to grow the business. The fourth quarter of 2017 was our strongest quarter to-date on many important metrics. Sales to new accounts were the highest yet and, for the first time, reorder revenues from existing accounts exceeded revenue from new account sales. Based on our commercial registry, we believe the fourth quarter was our highest ever in terms of new patients starts, total balloons placed and the number of accounts treating patients. We continue to believe we are implementing in a manner to build a sustainable franchise,” said Andy Rasdal, Obalon’s President and CEO.
Fourth Quarter 2017 Preliminary, Unaudited Revenue Conference Call
A conference call to discuss preliminary, unaudited revenue for fourth quarter 2017 is scheduled for today, January 5, 2018, at 8:30 AM Eastern Standard Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (844) 889-7791 (U.S.) or (661) 378-9934 (international) using passcode 1386606.  Media and individuals will be in a listen-only mode. Participants are asked to dial in a few minutes prior to the call to register for the event.  The conference call will also be webcast live at:  http://edge.media-server.com/m6/p/q46j6onn.
An archive of the webcast will be available for twelve months following the event on the Obalon Therapeutics, Inc. website located at http://investor.obalon.com in the “News & Events” section.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com.
Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements that are not purely historical regarding Obalon’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Obalon’s expected unaudited revenue for the fourth quarter and fiscal year 2017, patients treated as of December 31, 2017, physician practices which treated patients in 2017 as of December 31, 2017 and estimated revenue, gross margin, and operating expenses for fiscal 2017. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Obalon, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements, The risks and uncertainties that may cause actual results to differ materially from Obalon’s current expectations are more fully described in Obalon’s annual report on Form 10-K for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on February 23, 2017, its most recent quarter report on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on November 3, 2017, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, Obalon assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.
For Obalon Therapeutics, Inc.

Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com
Media:
Megan Driscoll
EvolveMKD
Office Phone: +1 646 517 4220
mdriscoll@evolvemkd.com

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